Exhibit 3.2

AMENDMENT

TO THE

BYLAWS, DATED AUGUST 23, 1989, AS AMENDED AND RESTATED,

OF

EOG RESOURCES, INC.

Pursuant to the resolutions adopted by the Board of Directors of EOG Resources, Inc. (the "Corporation") as of January 4, 2008, the Corporation's Bylaws were amended, effective as of January 4, 2008, to delete Article VI of the Bylaws in its entirety and replace it with the following:

    Section 1. Shares of Stock. The shares of the Corporation's capital stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware; provided, however, that every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, President, Vice Chairman of the Board or a Vice President and the Secretary, Deputy Corporate Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation representing the number of shares (and, if the stock of the Corporation shall be divided into classes or series, certifying the class and series of such shares) owned by such stockholder which are registered in certified form; provided, however, that any of or all of the signatures on the certificate may be facsimile. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

    Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation, (i) in the case of certificated shares of stock, upon receipt of proper transfer instructions from the holder named in the certificate or by such person's duly authorized attorney or legal representative lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer, and payment of all necessary transfer taxes or (ii) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person's duly authorized attorney or legal representative lawfully constituted in writing and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary, Deputy Corporate Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to who transferred.

    Section 3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of incorporation of the Corporation

    Section 4. Regulations Regarding Shares of Stock. Subject to applicable law and the Bylaws of the Corporation, the Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation (whether certificated or uncertificated) or, in the case of certificated shares of capital stock of the Corporation, the replacement of certificates for shares.

    Section 5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate of stock or uncertificated shares in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner's legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares in the place of the certificate so lost, stolen or destroyed.